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Exhibit 10.11.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

        This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into by and between PROS Revenue Management, L.P., a Delaware limited partnership (the "Company"), and Albert E. Winemiller (the "Executive") as of April 2, 2007. Terms not otherwise defined herein shall have the meanings ascribed to them under that certain Employment Agreement dated as of September 30, 2005 by and between the Executive and the Company (the "Prior Agreement").

RECITALS

        WHEREAS, prior to the date hereof, the Executive has been employed by the Company pursuant to the terms of the Prior Agreement; and

        WHEREAS, the parties hereto desire to amend the Prior Agreement to provide for: (i) increased severance benefits in connection with the Company's termination of the Executive's employment without Cause or the Executive's resignation for Good Reason, and (ii) certain severance benefits regarding the Executive's termination of employment without Cause or the Executive's resignation for Good Reason in connection with a Change in Control (as defined below).

AGREEMENT

        NOW, THEREFORE, pursuant to Section 19 of the Prior Agreement, and in consideration of the promises and mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Amendment to Section 4(b)(iv):    Section 4(b)(iv) of the Prior Agreement is hereby amended and the original Section 4(b)(iv) of the Prior Agreement is accordingly deleted in its entirety and the following replacement Section 4(b)(iv) shall be inserted in lieu thereof:

        "(iv)  the acceleration of vesting of stock options and other equity awards granted to the Executive prior to April 2, 2007 with respect to such shares that would have vested in the twelve (12) months following such date of termination and the full acceleration of the vesting of stock options and other equity awards granted to the Executive on or after April 2, 2007."

        2.    Amendment to Section 4:    The following new Section 4(c) is hereby added to Section 4 of the Prior Agreement:

          "(c)    Termination in Connection with Change in Control.    For the purpose of this Agreement, "Change in Control" shall mean: (1) a merger or consolidation of the Company with or into another corporation or other entity (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held by persons who are stockholders of the Company immediately prior to such event); (2) the sale or transfer of all or substantially all of the properties and assets of the Company; (3) any purchase by any party (or group of affiliated parties) of shares of capital stock of the Company (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Company immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase; or (4) any other change of control of fifty percent (50%) or more of the outstanding voting power of the Company in a single transaction or series of related transactions, but for purposes of this subsection (4) excluding an underwritten public offering by the Company of shares of Common Stock or other securities.

        In the event the Executive's employment is terminated without Cause or voluntarily by the Executive for Good Reason within six (6) months before a Change in Control or anytime after a Change in Control, the Executive shall be entitled only to the following:

            (i)  accrued and unpaid compensation through the date of termination;

           (ii)  continued health benefits as made generally available to employees for eighteen (18) months following the date of such termination;

          (iii)  the then-current base monthly salary of the Executive, less applicable withholdings and deductions, for eighteen (18) months following the date of such termination, payable on normal payroll cycles; and

          (iv)  the acceleration of vesting of stock options and other equity awards granted to the Executive prior to April 2, 2007 with respect to such shares that would have vested in the twelve (12) months following such date of termination. Section 4(b)(i), (ii), (iii) and (iv) and Section 4(c)(i), (ii), (iii) and (iv) are collectively referred to herein as the "Severance."

  Notwithstanding the foregoing, in event of a Change in Control during the term of Executive's employment with the Company, regardless of whether the Executive's employment is terminated or not, or if Executive's employment is terminated six (6) months before the Change in Control, Executive shall be entitled to the full acceleration of the vesting of stock options and other equity awards granted to the Executive on or after April 2, 2007."

        3.    Continuation of the Prior Agreement.    Except as otherwise expressly provided herein, the Prior Agreement will continue in full force and effect, in accordance with its terms.

Signature page follows.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Employment Agreement as of this            day of April, 2007.

THE COMPANY:
PROS REVENUE MANAGEMENT, L.P.
By: PROS Revenue I, LLC its general partner
By:	Name: Title: Manager
THE EXECUTIVE:
Albert E. Winemiller

Signature page to Amendment No. 1 to Employment Agreement of Albert E. Winemiller

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AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
RECITALS
AGREEMENT